Exhibit 10.1

AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TOREAL ESTATE PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of September 27, 2017, by and between A & J INVESTMENTS, LLC, an Alabama limited liability company, and MFJ, LLC, an Alabama limited liability company (collectively, “Seller”), and REVEN HOUSING ALABAMA, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement date September 6, 2017 (the “Contract”), pursuant to which Seller agreed to sell to Buyer certain real property consisting of 50 single family homes in the State of Alabama, as more particularly described in the Contract, together with all of the improvements and structures located thereon, any heating and ventilating systems and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any (collectively, the “Premises”);

WHEREAS, the Due Diligence Period (as defined in the Contract) is scheduled to expire on October 6, 2017;

WHEREAS, Buyer has requested to further extend the Due Diligence Period; and

WHEREAS, Seller and Buyer desire to amend the Contract in certain respects, all as more particularly described hereinbelow.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Contract, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Seller and Buyer hereby agree as follows:

1.       The Contract is hereby amended to provide that the Due Diligence Period shall expire on October 31, 2017.

2.       The Contract is hereby amended to provide that the Closing Date shall occur on October 31, 2017

3.       All capitalized terms found in the Contract shall have the same meaning when used in this Amendment. This Amendment may be executed by facsimile or electronic signatures, which for all purposes shall be deemed to constitute originals. In addition, this Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.       Except as amended hereby, all terms and provisions of the Contract are and remain in full force and effect as therein written and are reinstated, ratified, and/or confirmed if and to the extent required to affirm the continuing validity of the Contract.

5.       In the event of a conflict between the terms of this Amendment and those of the Contract, the terms of this Amendment shall govern and control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SELLER

A & J INVESTMENTS, LLC, an Alabama limited liability company

By: Foundation Residential Acquisition Fund I, LLC, its Sole Member

By: Foundation Fund Management Company, LLC, its Manager

By:	/s/ John J. Thomas
John J. Thomas,
Vice President

MFJ, LLC, an Alabama limited liability company

By: Foundation Residential Acquisition Fund I, LLC, its Sole Member

By: Foundation Fund Management Company, LLC, its Manager

By:	/s/ John J. Thomas
John J. Thomas,
Vice President

BUYER

REVEN HOUSING ALABAMA, LLC,
a Delaware limited liability company

By:	/s/ Chad Carpenter
Chad Carpenter,
Chief Executive Officer